Exhibit 99.1

Sky Harbour Announces Campus Development at Dulles International Airport

West Harrison, NY – May 29th, 2024 – The Sky Harbour Group Corporation (NYSE American: SKYH, SKYH WS) announced the execution of a lease agreement with the Metropolitan Washington Airports Authority (“MWAA”) for the development of a Sky Harbour Home Base campus at Dulles International Airport (IAD), Greater Washington DC’s international gateway airport.

The Sky Harbour campus, to be developed on approximately 18 acres, is expected to create or sustain hundreds of local jobs and generate significant economic benefits to Northern Virginia. The campus will offer “the best home base in business aviation” to house Washington, DC area’s top corporate and privately-owned business jets in state-of-the art hangars, with line-services dedicated exclusively to based tenants, offering “the shortest time to wheels-up in business aviation.”

Dulles International Airport joins Sky Harbour campus locations now operating at Houston’s Sugar Land Regional Airport (SGR), Nashville International Airport (BNA), Miami Opa-Locka Executive Airport (OPF), and San Jose Mineta Airport (SJC); and campuses in development at Denver Centennial Airport (APA), Phoenix Deer Valley Airport (DVT), Dallas Addison Airport (ADS), Chicago Executive Airport (PWK), Bradley International Airport (BDL), Hudson Valley Regional Airport (POU), Orlando Executive Airport (ORL), and Stewart International Airport (SWF); with additional campuses soon to be announced.

Richard Golinowski, MWAA Vice President and Dulles Airport manager commented “As growth surges through our region, so does the demand for aeronautical support facilities. Our partnership with Sky Harbour symbolizes the Airports Authority's commitment to ensuring IAD remains at the forefront of meeting current and future demand for aeronautical services in the Washington area."

Tal Keinan, Sky Harbour’s Chairman and Chief Executive Officer, commented, “Dulles International Airport is business aviation’s gateway to our nation’s capital and a Sky Harbour National Tier-1 airport. We are grateful for the opportunity to work with MWAA and eager to deliver on our commitment to the airport, to the Greater DC business aviation community, and to the citizens of Loudon County and Northern Virginia. The Sky Harbour campus at Dulles will be another best-in-class facility with outstanding operational leadership driving uncompromising standards for business aviation safety and efficiency.”

Sky Harbour’s facility will include hangar space to house the latest business aircraft of all sizes, adjacent office space, critical operational infrastructure, and significant ramp and automobile parking.

About Sky Harbour Group Corporation

Sky Harbour Group Corporation is an aviation infrastructure company developing the first nationwide network of Home-Basing campuses for business aircraft. The company develops, leases and manages general aviation hangars across the United States. Sky Harbour’s Home-Basing offering aims to provide private and corporate customers with the best physical infrastructure in business aviation, coupled with dedicated service tailored to based aircraft, offering the shortest time to wheels-up in business aviation. To learn more, visit www.skyharbour.group.

About the Metropolitan Washington Airports Authority

The Metropolitan Washington Airports Authority operates the U.S. Capital Region’s gateways to the nation and the world, Ronald Reagan Washington National Airport and Washington Dulles International Airport, the Dulles Airport Access Highway and the Dulles Toll Road. The Authority also managed construction of the Silver Line, a 23-mile extension of the Washington region’s Metrorail public transit system through northern Virginia, which began service to Dulles International in 2022.

Forward Looking Statements

Certain statements made in this release are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995, including statements about the expectations regarding future operations Dulles International Airport. When used in this press release, the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements are based on the current expectations of the management of Sky Harbour Group Corporation (the “Company”) as applicable and are inherently subject to uncertainties and changes in circumstances. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. For more information about risks facing the Company, see the Company’s annual report on Form 10-K for the year ended December 31, 2023 and other filings the Company makes with the SEC from time to time.The Company’s statements herein speak only as of the date hereof, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Sky Harbour Airport Relations: nszymczak@skyharbour.group

Sky Harbour Resident Relations: asigourney@skyharbour.group

Sky Harbour Investor Relations: investors@skyharbour.group Attn: Francisco Gonzalez